UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2010

Dongsheng Pharmaceutical International Co., Ltd.
(Exact name of registrant as specified in its charter)

Delaware	333-154787	26-2603989
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

China Bing’qi Plaza, Floor 17, No 69,
Zi Zhu Yuan Rd, Hai’dian District, Beijing
People’s Republic of China 100089
 (Address of principal executive offices)

+86-10-88580708
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Effective October 6, 2010, the board of directors of Dongsheng Pharmaceutical International Co., Ltd. (the “Company”) appointed Robert I. Adler (the “Director”) to the Company’s board of directors (the “Board”).  As of the date of this filing, Mr. Adler has been appointed to the Audit Committee of the Board.

Robert I. Adler, age 76, Director

Mr. Adler currently serves as a director and chairman on the audit committee of the board of directors of Precision Aerospace Components, Inc., a stocking distributor of precision fasteners based in New York, NY (“POAC”).  Mr. Adler has served POAC in this capacity since 2006.  From April 2006 to September 2010, Mr. Adler served as a director and chairman of the audit committee of Sinoenergy Corporation, a developer and operator of retail compressed natural gas (CNG) stations as well as a manufacturer of CNG transport vehicles, natural gas conversion kits for automobiles, and gas station equipment in China.  From April 2006 until May 2010, Mr. Adler served as a director and chairman of the audit committee of China Medicine Corp., a comprehensive enterprise engaging in the production and distribution of prescription and over the counter drugs, traditional Chinese medicine products, herbs and dietary-supplements, medical devices, and medical formulations in China.  From 2002 to 2003, Mr. Adler served as an investment advisor for UBS Financial Services.  In 2002, Mr. Adler served as managing director for ING Furman Selz Asset Management (“ING”).  Prior to joining, ING, Mr. Adler served as the vice president and senior investment officer of BHF Securities Corp. from 1991 to 2000.  Mr. Adler obtained a B.A. degree from Swathmore College and is a member of the Institute of Chartered Financial Analysts and the New York Society of Security Analysts.

The Company believes that Mr. Adler’s experience serving on the audit committees of other Chinese companies as well as his knowledge of the internal controls of public reporting companies makes him a key addition to the Board.

Family Relationships

Mr. Adler does not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Director Agreement

Pursuant to a director agreement, dated October 6, 2010 (the “Director Agreement”), Mr. Adler was appointed to Board.  The Director Agreement is filed as Exhibit 10.1 to the current report on Form 8-K and is incorporated herein by reference.

The term of the Director Agreement is for a period of one year, commencing on October 6, 2010, and terminating on October 6, 2011, or the earliest of certain enumerated events in the Director Agreement (the “Term”). During the Term, the Company shall pay to the Director (i) $12,000 in quarterly installments, commencing on October 6, 2010 and (ii) 30,000 stock options, such options to vest pursuant to the following schedule: (a) 10,000 stock options to vest on October 6, 2011; (b) 10,000 stock options to vest on October 6, 2012, contingent upon the renewal of the Director Agreement from October 6, 2011 to October 6, 2012; and (c) 10,000 stock options to vest on October 6, 2013, contingent upon the renewal of the Director Agreement from October 6, 2012 to October 6, 2013.

The above description of the Director Agreement does not purport to be complete and is qualified in its entity by reference to such Director Agreement, which the Company has filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Director Agreement by and between the Company and Mr. Robert Adler, effective October 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 12, 2010		DONGSHENG PHARMACEUTICAL INTERNATIONAL CO., LTD.

	By:	/s/ Xiaodong Zhu
Xiaodong Zhu Chief Executive Officer